Exhibit 10.3

WOLVERINE BANK

LONG TERM INCENTIVE PLAN

Wolverine Bank (the “Company”) and Rick A. Rosinski (the “Participant”) hereby enter into this Long Term Incentive Plan (the “Plan”) agreement for the purpose of retaining the services of the Participant and rewarding him for his contribution to the long term growth and profitability of the Company. The Plan shall be subject to the following terms and conditions.

1. Term of the Plan. The term of the Plan shall be seven (7) years from the effective date.

2. Effective Date. The effective date of the Plan shall be January 1, 2006.

3. The Performance Period. The plan shall have a three (3) year performance measurement period (the “Performance Period”) beginning with the Effective Date of the Plan.

4. Performance Measures. The following performance measures shall be used to determine the amounts earned by the Participant during the Performance Period.

a. Safety and Quality. Successful completion of the Federal Bank Examiners’ audit with ratings both for C.A.M.E.L.S. and Compliance at either a 1 or 2 rating for each section will be rewarded with $7,000 each year. If the Examiners skip a year, the prior year ratings will apply. If the Examiners change their rating system, the Board in its judgment shall approximate these awards.

b. Growth. The Participant can earn up to $20,000, based on the sum of the highest average of 3 consecutive months in 2008 of the sum of Total Assets and Total Deposits, prorated between the base number of $460,000,000 as 0% and $683,000,000 as 100%. Performance above $683,000,000 will be prorated above 100%.

c. Profitability. The Participant can earn $10,000, based on the highest annual Return on Assets (R.O.A) of the three years, prorated between 0.8% as 0% and 1.0% as 100%. Performance above 1.0% will be prorated above 100%.

The Participant can earn $10,000 based on the highest annual Return on Equity (R.O.E) of the three years, prorated between 5.0% as 0% and 9.0% as 100%. Performance above 9.0% will be prorated above 100%.

d. The Company may, in its sole discretion, increase or decrease the award earned by a maximum of twenty-five (25%) percent to adjust for other performance factors.

e. Continued Employment. Participant must remain employed with the Company for the entire Performance Period to earn the amounts provided under this Plan.

5. Mandatory Deferral Period. Payment of any amount earned during the Performance Period shall be deferred for a period of four (4) years after the end of the Performance Period with interest credited annually at the prevailing average one year U.S. Treasury Note rate plus the average Yield Cost Analysis Spread rate earned by the Company.

6. Voluntary Deferral Period. Participant may make a written election at least twelve (12) months prior to the end of the Mandatory Deferral Period to further defer payment of any amount earned under the Plan until the end of any calendar year that is at least five (5) years after the end of the Mandatory Deferral Period, provided such election is also made before the end of the calendar year of his Retirement. Notwithstanding the previous sentence, Participant may not make a voluntary deferral election if the election would defer payment beyond a maximum of five (5) subsequent calendar years following Retirement and the Company shall disregard any such election and pay any amount owed under this Plan as scheduled prior to the election. Interest during the Voluntary Deferral Period shall be credited annually at the Prime Rate.

7. Retirement. For purposes of the Plan, “Retirement” is defined as termination of employment of the Participant at age sixty or later that constitutes a “separation from service” as defined in regulations under Section 409A of the Internal Revenue Code.

a. Retirement During the Performance Period. In the event of Retirement of the Participant during the Performance Period, the award will be based on the actual performance achieved for the calendar year(s) prior to his Retirement and for the prorated calendar portion of the year of his Retirement. Payment will be made within sixty (60) days after the end of the calendar year of his Retirement.

b. Retirement During the Mandatory Deferral Period. In the event of the Retirement of the Participant during the Mandatory Deferral Period, any amount due the Participant will be paid within sixty (60) days following the end of the calendar year in which he retires, unless prior to his Retirement the Participant has elected voluntary deferral as provided in paragraph 6 above.

c. Retirement During the Voluntary Deferral Period. In the event of the Retirement of the Participant during the Voluntary Deferral Period, payment will be made according to the terms of the Participant’s deferral election.

8. Death of Participant. The Participant may designate, in writing, a beneficiary or beneficiaries to receive any amounts due under the Plan in the event of his death. If no beneficiary is designated, such amounts will be paid to his estate.

a. Death During the Performance Period or Mandatory Deferral Period. In the event of the death of the Participant during the Performance Period or the Mandatory Deferral Period, payment will be made in accordance with paragraph 7, substituting the date of death for the date of Retirement.

b. Death During the Voluntary Deferral Period. In the event of the death of the Participant during the Voluntary Deferral Period, payment will be made according to the terms of the Participant’s deferral election, substituting the date of his death for his Retirement date.

9. Disability of Participant. In the event of Disability, payments of amounts due the Participant shall be made to him under the terms of paragraph 7, substituting his Disability date for his Retirement date. “Disability” means that a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (a) unable to engage in any substantial gainful activity; or (b) receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Company.

10. Forfeiture. Any amounts earned under the Plan, including credited interest, shall be forfeited if the Participant’s employment is terminated for Cause with seven (7) years from the Effective Date of the Plan. “Cause” shall be defined as: dishonesty, incompetence, or behavior reflecting adversely and materially upon the Company.

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11. No Continuance of Employment Rights. Nothing contained in the Plan shall confer or be deemed to confer upon the Participant any right with respect to the continuance of his employment by the Company, nor interfere in any way with the right of the Company to terminate his employment at any time with or without assigning any reason therefore.

12. Administration and Interpretation. The Board of Directors of the Company shall administer and interpret the terms of the Plan. An Annual Accounting of this Plan will occur within 90 days of the close of the Company’s annual financial reporting.

13. Execution of the Agreement. This instrument shall constitute an agreement between the Company and the Participant only if a copy signed by the Participant is received by the Chairman of the Board at the offices of the Company in Midland, Michigan within thirty (30) days of the date of receipt of this Agreement.

14. Specified Employee. Notwithstanding any other timing provision of this Plan, if, at the time payments attributable to Participant’s separation from service would commence, the Participant is a Specified Employee, no payment may be made before the date that is six months after the Participant would otherwise be entitled to payment. Payments to which a Participant would otherwise have been entitled during that six months will be accumulated and paid on the first day of the seventh month following the date the Participant was otherwise first entitled to payment. Status as a “Specified Employee” is determined under regulations under Section 409A of the Internal Revenue Code as of the date of the Participant’s separation from service. In general, the Participant is a Specified Employee if the Participant is a key employee of the Company, or any member of a controlled group or group of commonly controlled trades or businesses with the Company, any stock of which is publicly traded on an established securities market or otherwise. The Participant is a key employee if the Participant meets the requirements of Section 416(i)(l)(A)(i), (ii), or (iii) of the Internal Revenue Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during the 12-month period ending on a specified employee identification date. If the Participant is a key employee as of a specified employee identification date, the Participant is treated as a key employee for the entire 12-month period beginning on the specified employee effective date, as provided in regulations under Section 409A of the Internal Revenue Code.

15. Prohibition on Acceleration. The time and schedule of payment under this Plan may not be accelerated.

WOLVERINE BANK

By
Rick A. Rosinski

Its

Date:	Date:

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[FORM OF]

FIRST AMENDMENT TO

WOLVERINE BANK

LONG TERM INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Wolverine Bank (the “Bank”) Long Term Incentive Plan effective as of January 1, 2006 (as amended, the “Plan”) and entered into with Rick A. Rosinski (the “Participant”), is dated and is effective as of                          , 2010.

W I T N E S S E T H:

WHEREAS, in connection with the Bank’s conversion from mutual to stock form (the “Conversion”) and the related offering of shares of common stock (the “Offering”) by Wolverine Bancorp, Inc. (the “Holding Company”), the Board of Directors of the Bank (the “Board”) desires to amend the Plan to provide the Participant with a one-time opportunity to direct that amounts deferred or credited on behalf of the Participant to an unfunded bookkeeping account or unfunded bookkeeping entry to be used to purchase common stock of the Holding Company (“Common Stock”) in the Offering and that no Common Stock may be purchased on behalf of a Participant subsequent to the Offering; and

WHEREAS, the Bank and the Participant desire to freeze the Plan to provide that that no further bonuses may be earned under the Plan effective as of June 30, 2010.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Board hereby amends the Plan as follows:

Section 1. New Section 16 of the Plan. Section 16 of the Plan is hereby added to read in its entirety as follows:

“16. “Account” shall mean a bookkeeping account maintained by the Bank in the name of the Participant. The Participant’s Account shall consist of the following sub-Accounts: (i) Cash Account, a sub-account that is credited with all investments other than assets credited to the Stock Units Account; (ii) Stock Units Account, a sub-account that is credited with Stock Units; and (iii) such other sub-accounts as the Board of Directors of the Bank may deem necessary. The Stock Units Account (i) may not be diversified; (ii) must remain at all times credited with units that represent Common Stock; and (iii) must be distributed solely in the form of Common Stock. A Participant’s Account shall be utilized solely as a device for the measurement and determination of any benefits payable to a Participant pursuant to this Plan. A Participant shall have no interest in his Account, nor shall it constitute or be treated as a trust fund of any kind.”

Section 2. New Section 17 of the Plan. Section 17 of the Plan is hereby added to read as follows:

“17. “Stock Units” shall mean shares of Common Stock, with each Stock Unit representing one share of Common Stock.”

Section 3. New Section 18 of the Plan. Section 18 of the Plan is hereby added to read as follows:

“18. General. Amounts credited under this Plan will be credited to one or more bookkeeping accounts (including the Cash Account and/or the Stock Units Account) for a Participant in accordance with a Participant’s investment election (subject to the ability of the Board to override the investment election at its sole discretion) on an investment election form supplied by the Bank (the “Investment Election Form”), a copy of which is attached as Exhibit 1. All amounts credited to an Account prior to the date of this Amendment shall be credited to the Cash Account. The Participant’s ultimate deferred compensation payments shall be based on the aggregate value of the Cash Account and the aggregate number of Stock Units accrued in the Stock Units Account (and any other sub-accounts) determined as hereinafter set forth:

(a) Stock Units Account – One-Time Election/Opportunity. In connection with the Offering, a Participant may elect that all or any part of amounts contributed to his or her account be credited to the Stock Units Account (“Amount Invested”). A Participant may not make any such election following the Offering. All amounts credited to the Stock Units Account shall be applied to the crediting of Stock Units. The number of Stock Units credited to a Participant’s Stock Units Account shall equal the Amount Invested divided by the fair market value of one share of Common Stock as of the date of the Offering. Fractional Stock Units will be used. Each Stock Unit shall be deemed to pay dividends as if it were one share of Common Stock, and any such deemed dividends will result in the crediting of additional Stock Units to the Stock Units Account as of the date the dividend is paid with the number of Stock Units so credited to be calculated based on the fair market value of one share of Common Stock as of the date the dividend is paid. After the crediting of Stock Units to the Stock Units Account, subsequent fluctuations in the fair market value of the Common Stock shall not result in any change in the number of such Stock Units then credited to the Stock Units Account.

(b) Cash Account. Any amount that a Participant does not elect to be credited to the Stock Units Account shall remain in his or her account Cash Account and such amounts shall continue to be credited with an investment return as specified in the Plan.

(c) In the event of any change in the outstanding shares of the Holding Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units Account of each Participant shall be adjusted by the Board in a reasonable manner to compensate for the change, and any such adjustment by the Board shall be conclusive and binding for all purposes of the Plan.

(d) Neither a Participant nor the Board are permitted to transfer amounts between the Cash Account and the Stock Units Account, with the exception that a Participant will be given the ability in connection with the mutual to stock conversion of the Bank to transfer amounts from the Cash Account to the Stock Units Account.”

Section 4. New Section 19 of the Plan. Section 19 of the Plan is hereby added to read as follows:

“19. “Any distribution from the Stock Units Account must be solely in the form of whole shares of Common Stock and cash will not be distributed in lieu of fractional shares.”

Section 5. New Section 20 of the Plan. Section 20 of the Plan is hereby added to read as follows:

“20. “Freezing of the Plan. Notwithstanding any provision in this Plan to the contrary, the value of the Participant’s account shall be frozen as of June 30, 2010 (the “Freeze Date”). After the Freeze Date, the Bank will not credit the Participant’s account with any further bonus amounts, however, interest will continue to be credited annually using an interest rate equal to the one year U.S. Treasury note rate plus the average yield cost analysis spread rate earned by Wolverine Bank.”

Section 6. No Change in Time or Form of Payment. This Amendment is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and this Amendment does not change the time or form of any distribution under the Plan.

Section 7. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall be subject to the consummation of the Conversion and Offering. In the event the Conversion and Offering does not occur, this Amendment shall be deemed null and void.

Section 8. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, the Bank and Participant have duly executed this Amendment as of the day and year first written above.

WOLVERINE BANK

By:

Name:
Title:	Director

PARTICIPANT

By:

Name:

Exhibit 1

WOLVERINE BANK

LONG TERM INCENTIVE PLAN

Investment Election Form for One-Time Opportunity

To Invest in the Stock Units Account

I acknowledge receipt of a copy of the Wolverine Bank Long Term Incentive Plan and the First Amendment to the Plan (collectively, the “Plan”) and I understand that the Plan and this Investment Election Form constitute a binding agreement between myself and the Bank. I further acknowledge that I have no rights to any benefits under the Plan until the time of distribution pursuant to the provisions of the Plan. Any capitalized terms used in this Investment Election Form but not otherwise defined herein shall have the meanings set forth in the Plan.

The First Amendment provides that you may elect that all or any part of amounts deferred or credited on your behalf to an unfunded bookkeeping account or unfunded bookkeeping entry may be used to purchase common stock of Wolverine Bancorp, Inc. (the “Common Stock”) on the date of the Conversion. The Common Stock will be held in a Stock Units Account on your behalf and the fair market value of a Stock Unit will equal the fair market value of a share of Common Stock.

The First Amendment provides that the Stock Units Account may not be diversified (i.e., it may not be converted to cash or any other investment) and a distribution from the Stock Units Account must be in the form of Common Stock.

The First Amendment provides that after the Conversion, you will not be able to elect to have any additional amounts contributed to the Stock Units Account. Consequently, you have a one-time opportunity to use your account balance to purchase Common Stock in the Offering. If you do not wish to make such an election, you do not need to return this form.

I hereby elect to use my account balance to purchase the following amount of Common Stock at the time of the Offering (the amount may not exceed the maximum amount provided in the prospectus):

$___________________ of Common Stock of Wolverine Bancorp, Inc.

PARTICIPANT

Signature:

Printed Name:

The Board hereby accepts this Investment Election Form.

Signature:

Printed Name:

Date Received:

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